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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report: January 6, 2000 (Date of Earliest Event Reported: December 28,
1999)


                              CLARUS CORPORATION
            (Exact name of Registrant as specified in its charter)

            Delaware                     0-24277                       58-1972600
(State or other jurisdiction of    (Commission File No.)    (IRS Employer Identification No.)
incorporation or organization)

                            3970 Johns Creek Court
                                   Suite 100
                            Suwanee, Georgia 30024
         (Address of principal executive offices, including zip code)
                                (770) 291-3900
             (Registrant's telephone number, including area code)


         (Former name or Former Address if Changed Since Last Report)




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ITEM 5.   Other Events

     On December 28, 1999, Clarus Corporation (the "Company") entered into a Loan and Security Agreement with Transamerica Business Credit Corp. ("Transamerica"), Silicon Valley Bank ("SVB") and Sand Hill Capital II, L.P. ("Sand Hill"), pursuant to which the Company received a loan in the original principal amount of $7,000,000 and bearing interest at the prime rate plus 3% (the "Loan"). The Loan is due on the earlier of April 30, 2000, or such time as the Company completes a public offering of its equity securities resulting in proceeds to the Company of at least $50,000,000. The Loan and Security Agreement and Promissory Notes issued by the Company to Transamerica, SVB and Sand Hill are attached hereto as Exhibits 99.1 through 99.4, respectively.

     In connection with the Loan, the Company issued a warrant to purchase 12,857 shares of the Company's common stock to TBCC Funding Trust II, an affiliate of Transamerica, a warrant to purchase 8,571 shares of the Company's common stock to SVB and a warrant to purchase 8,571 shares of the Company's common stock to Sand Hill. The exercise price for each of the warrants is $53.69 per share and each warrant expires on December 28, 2002. The warrants are attached hereto as Exhibits 99.5, 99.6 and 99.7.

ITEM 7.   Financial Statements, Pro Forma Information and Exhibits

     (c)  Exhibits

          99.1      Loan and Security Agreement.
          99.2      Promissory Note issued by the Company to Transamerica.
          99.3      Promissory Note issued by the Company to SVB.
          99.4      Promissory Note issued by the Company to Sand Hill.
          99.5 Warrant to Purchase Stock issued by the Company to TBCC Funding Trust II (includes Registration Rights Agreement).
          99.6 Warrant to Purchase Stock issued by the Company to SVB (includes Registration Rights Agreement).
          99.7 Warrant to Purchase Stock issued by the Company to Sand Hill (includes Registration Rights Agreement).

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CLARUS CORPORATION


Date: January 6, 2000                        /s/ Arthur G. Walsh, Jr.
                                             -----------------------------
                                             ARTHUR G. WALSH, JR.
                                             Chief Financial Officer